UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2024

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

(345) 814-5726

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On or before May 10, 2024, Blockchain Coinvestors Acquisition Sponsors I LLC (the “Sponsor”), the sponsor of Blockchain Coinvestors Acquisition Corp. I (“BCSA”), entered into one or more non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated investors holding Class A ordinary shares of BCSA that BCSA sold in its initial public offering (the “Public Shares”). In the Non-Redemption Agreements, these investors agreed not to redeem their Public Shares (the “Non-Redeemed Shares”) at the extraordinary general meeting called by BCSA (the “Shareholders Meeting”) to approve an extension of time for the Company to consummate an initial business combination from May 15, 2024 to November 15, 2024 (the “Extension”). In exchange for that commitment, the Sponsor agreed to transfer to those investors an aggregate of 30,000 Class A ordinary shares of BCSA held by the Sponsor for every 150,000 Non-Redeemed Shares upon consummation of an initial business combination if the investors held the Non-Redeemed Shares through the Shareholders Meeting and the Extension was approved and effectuated. The Sponsor signed Non-Redemption Agreements in respect of 1,473,746 Non-Redeemed Shares, and due to the Extension being approved at the Shareholders Meeting (as described below), the Sponsor has agreed to transfer to the holders of the Non-Redeemed Shares an aggregate of 294,749 of its Class A ordinary shares upon consummation of BCSA’s initial business combination.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption and Share Transfer Agreement attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2024, Blockchain Coinvestors Acquisition Corp. I (“BCSA”) held the Shareholders Meeting at which BCSA’s shareholders approved a proposal to amend BCSA’s amended and restated memorandum and articles of association (as previously amended, the “Memorandum and Articles of Association”) to extend the date by which BCSA must consummate a business combination from May 15, 2024 to November 15, 2024, or such earlier date as may be determined by BCSA’s board of directors in its sole discretion (the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in more detail in the Proxy Statement. The final voting results for the Extension Amendment Proposal are indicated below.

The foregoing description is qualified in its entirety by reference to the third amendment to the Memorandum and Articles of Association, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information disclosed under Item 1.07 and Item 5.03 of this Current Report is incorporated by reference into this Item 5.07.

At the Shareholder Meeting, there were 12,178,787 ordinary shares of BCSA present in person, virtually over the internet or represented by proxy, representing 90.66% of the outstanding ordinary shares of BCSA as of April 24, 2024, the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Extension Amendment Proposal and the voting results for the proposal was as follows:

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
11,863,372	315,415	0

As there were sufficient votes to approve the Extension Amendment Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01. Other Events

The information disclosed under Item 1.01, Item 5.03 and Item 5.07 of this Current Report is incorporated by reference into this Item 8.01.

Redemption of Class A Shares

In connection with the vote to approve the Extension Amendment Proposal, holders of 533,146 Public Shares exercised their right to redeem those shares for a pro rata portion of the funds in the trust account. As a result, approximately $5.96 million (approximately $11.18 per share) is expected to be removed from the trust account to pay the redemption price for those shares, subject to the trustee’s final determination. Upon payment of the redemption, BCSA expects that it will have approximately 12,900,648 Class A Shares outstanding, including 1,578,648 Public Shares, which have a right to request redemption for a pro rata portion of the funds remaining in the trust account upon closing of a business combination by BCSA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Third Amendment to the Amended and Restated Memorandum and Articles of Association.
10.1	Form of Non-Redemption and Share Transfer Agreement, incorporated by reference to BCSA’s Current Report on Form 8-K filed on May 1, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024	BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

	By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer

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